                                                                     Exhibit 4.2

                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE dated as of July 28, 2005 among PETROHAWK ENERGY CORPORATION, a Delaware corporation (the "Company") and the successor by way of merger to Mission Resources Corporation, a Delaware corporation ("Mission"), the parties listed on the signature page hereof as Existing Subsidiary Guarantors (each, an "Existing Subsidiary Guarantor"), the parties listed on the signature page hereof as Additional Subsidiary Guarantors (each, an "Additional Subsidiary Guarantor"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national association (the "Trustee"), as successor trustee to The Bank of New York, to the Indenture dated as of April 8, 2004 (the "Indenture", capitalized terms used herein and not otherwise defined having the respective meanings specified in the Indenture) among Mission, the Subsidiary Guarantors named therein and the Trustee.

                                    RECITALS

          A. Mission has merged (the "Merger") with and into the Company on the date hereof, and the Company is the survivor of the Merger.

          B. The Company is entering into this First Supplemental Indenture pursuant Section 8.1(A)(1)(b) of the Indenture in order expressly to assume all the obligations of Mission under the Notes and the Indenture.

          C. Each Existing Subsidiary Guarantor is entering into this First Supplemental Indenture pursuant to Section 8.1(A)(6) of the Indenture to confirm that its Subsidiary Guarantee of the Notes will apply to the Company's obligations under the Indenture and the Notes.

          D. Each Additional Subsidiary Guarantor is entering into this First Supplemental Indenture pursuant to Section 10.12 of the Indenture to evidence its agreement to be an additional Subsidiary Guarantor under the Indenture.

          E. The entering into of this First Supplemental Indenture without the consent of any Holder is permitted under Sections 9.1(a) and 9.1(g) of the Indenture.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          1. The Company expressly assumes all the obligations of Mission under the Notes and the Indenture.

          2. Each Existing Subsidiary Guarantor confirms that its Subsidiary Guarantee of the Notes will apply to the Company's obligations under the Indenture and the Notes.

          3. Each Additional Subsidiary Guarantor:

          (a) (i) accepts and assumes all obligations of, and agrees that it is, an additional Subsidiary Guarantor under the Indenture and (ii) unconditionally, jointly and severally, enters into and makes the Subsidiary Guarantee as provided in Article 13 of the Indenture; provided that, as provided in Section 10.12(b) of the Indenture, the obligations of each Additional Subsidiary Guarantor under the Indenture will be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 13.3 of the Indenture;

          (b) waives and agrees not to claim or take the benefit or advantage of, in any manner whatsoever, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and

          (c) represents that it is a Restricted Subsidiary of the Company under the Indenture.

          4. Sections 1, 2 and 3 of this First Supplemental Indenture shall become effective immediately upon the satisfaction of the conditions to the Merger set forth in Section 8.1 of the Indenture and the satisfaction of the requirements of Section 9.3 of the Indenture with respect to this First Supplemental Indenture.

          5. Upon the effectiveness of Sections 1, 2 and 3 hereof, on and after the date hereof each reference in the Indenture to "this Indenture", "hereunder", "hereof" or words of like import referring to the Indenture, and each reference in the Notes or the Subsidiary Guarantees to the "Indenture", "thereunder", "thereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as supplemented hereby and each reference in the Notes to "this Note", "hereunder", "hereof" or words of like import referring to the Notes shall mean and be a reference to the Notes as supplemented hereby and each reference in the Subsidiary Guarantees to "the Notes", "thereunder", "thereof" or words of like import referring to the Notes shall mean and be a reference to the Notes as supplemented hereby. Each reference in the Indenture, the Notes, or related documents to Subsidiary Guarantor shall mean and be a reference to the Existing Subsidiary Guarantors and to the Additional Subsidiary Guarantors.

          6. Except as specifically supplemented above, the Indenture, the Notes and the Subsidiary Guarantees are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          7. This First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Deliver of an executed signature page hereof by facsimile transmission shall be effective as delivery of an original executed signature page hereof.

          8. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first-above written.

PETROHAWK ENERGY CORPORATION               THE BANK OF NEW YORK TRUST COMPANY,
                                           N.A., as successor trustee to
                                           The Bank of New York


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Patrick T. Giordano
   President and Chief Executive Officer      Vice President


EXISTING SUBSIDIARY GUARANTORS:

BLACK HAWK OIL COMPANY                     MISSION E&P LIMITED PARTNERSHIP
                                           By: BLACK HAWK OIL COMPANY
                                               Its General Partner


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Floyd C. Wilson
   President and Chief Executive Officer      President and Chief Executive
                                              Officer

MISSION HOLDINGS LLC


By
   -------------------------------------
   Connie D. Tatum
   President

ADDITIONAL SUBSIDIARY GUARANTORS:

BETA OPERATING COMPANY, L.L.C.             P-H ENERGY, LLC
By: PETROHAWK ENERGY
    CORPORATION
       Its Sole Member


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Floyd C. Wilson
   President and Chief Executive Officer      President and Chief Executive
                                              Officer


PROHAWK OIL & GAS CORPORATION              PETROHAWK OPERATING COMPANY


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Floyd C. Wilson
   President and Chief Executive Officer      President and Chief Executive
                                              Officer


RED RIVER FIELD SERVICES, L.L.C.           TCM, L.L.C.
By: BETA OPERATING COMPANY, L.L.C.         By: BETA OPERATING COMPANY, L.L.C.
       Its Sole Member                            Its Sole Member

By: PETROHAWK ENERGY CORPORATION           By: PETROHAWK ENERGY CORPORATION
       Its Sole Member                            Its Sole Member


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Floyd C. Wilson
   President and Chief Executive Officer      President and Chief Executive
                                              Officer


PETROHAWK PROPERTIES, LP                   PROHAWK OPERATING, LLC
By: P-H Energy, LLC                        By: PROHAWK OIL & GAS CORPORATION
    Its General Partner                           Its Sole Member-Manager


By                                         By
   -------------------------------------      ----------------------------------
   Floyd C. Wilson                            Floyd C. Wilson
   President and Chief Executive Officer      President and Chief Executive
                                              Officer

PETROHAWK HOLDINGS, LLC


By
   -------------------------------------
   Connie D. Tatum
   President